EXHIBIT 99

Everett Tackett, APR

Public Relations

ON Semiconductor

(602) 244-4534

everett.tackett@onsemi.com

ON Semiconductor Raises Guidance for First Quarter 2004

and Comments on Second Quarter 2004

PHOENIX, Ariz.—March 30, 2004—ON Semiconductor Corporation (Nasdaq: ONNN) today raised its first quarter 2004 guidance and provided an outlook on what it expects to see in the second quarter of 2004.

The company now expects first quarter 2004 revenues to grow sequentially by more than 8 percent over fourth quarter 2003 revenues. Additionally, the company expects first quarter 2004 gross margins to be more than 30 percent. This compares to the previous guidance of 5 to 6 percent sequential growth in revenues, and gross margins of 29 to 30 percent, provided in the fourth quarter 2003 news release and conference call on Feb 2, 2004.

Based on current visibility, ON Semiconductor expects that average selling prices will increase by more than 1 percent in the first quarter of 2004, and continue to increase in second quarter of 2004.

“We are encouraged by the strength of new orders in the first quarter,” said Keith Jackson, ON Semiconductor president and CEO. “Based on current trends, we believe our backlog entering the second quarter will be significantly higher than at the beginning of the first quarter, enabling us to grow our revenue in the second quarter by at least 5 percent sequentially.”

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) offers an extensive portfolio of power- and data-management semiconductors and standard semiconductor components that address the design needs of today’s sophisticated electronic products, appliances and automobiles. For more information visit ON Semiconductor’s website at http://www.onsemi.com.

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ON Semiconductor Raises Guidance for First Quarter 2004 and Comments on Second Quarter 2004

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, such information on the website is not to be incorporated herein.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates to bookings trends, backlog levels, estimated turns levels, first and second quarter 2004 revenues, gross margins and average selling prices, and similar matters. All forward-looking statements in this news release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are described in our Form 10-K for the year ended December 31, 2003 under the caption “Trends, Risks and Uncertainties” in the MD&A section, and other factors are described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.